EXHIBIT 23.1



                            INDEPENDENT AUDITORS' CONSENT
                            -----------------------------

                    We consent to the incorporation by reference in this Registration Statement on Form S-3 of Advanced NMR Systems, Inc. (the "Company") of our report dated March 10, 1995 on the consolidated financial statements of the Company as of December 31, 1994 and 1993 and for each of the years in the three-year period ended December 31, 1994 appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to our firm under the caption "Experts" included in the Registration Statement.


          /s/ Richard A. Eisner & Company, LLP

          Richard A. Eisner & Company, LLP

          Cambridge, Massachusetts
          September 6, 1995